EXHIBIT (A)(9)

SMITH BARNEY INVESTMENT SERIES

Certificate of Amendment

The undersigned, being the Assistant Secretary of Smith Barney Investment Series (the “Trust”), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Declaration of Trust as currently in effect (the “Trust Document”), the Trust Document has been amended by at least a majority of the Trustees of the Trust, as set forth in Exhibit A attached to this Certificate, as of the date specified therein.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 20th day of April 2006.

/s/ Thomas C. Mandia

Name: Thomas C. Mandia

Title: Assistant Secretary

LEGG MASON PARTNERS INVESTMENT SERIES

Amended and Restated

Establishment and Designation of Classes

WHEREAS, the Trustees of Legg Mason Partners Investment Series (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s Declaration of Trust, have previously divided the shares of each series of the Trust to create the classes of shares, within the meaning of Section 6.10 of the Trust’s Declaration of Trust;

WHEREAS, the Trustees determined that it was in the best interests of holders of Salomon Brothers Class A, Class B, Class C, Class O and Class Y shares (the “Salomon Brothers Classes”) of the series of the Trust that, as of April 7, 2006, is designated as “Legg Mason Partners Growth and Income Fund” (the “Fund”) to convert automatically into the class of shares of the Fund that has been designated as “Smith Barney Class A shares”;

WHEREAS, the above-referenced conversion occurred on April 21, 2006;

WHEREAS, there are no longer any outstanding shares of the Salomon Brothers Classes of shares of the Fund; and

WHEREAS, the Trustees determined to rename certain remaining classes of shares of certain series of the Trust;

NOW, THEREFORE, the Trustees hereby amend and restate the Establishment and Designation of Classes, as set forth below, in order to terminate and remove all references to the Salomon Brothers Classes of the Fund:

1.	The classes of Shares of each of Legg Mason Partners Dividend Strategy Fund and Legg Mason Partners International Fund are designated Class A shares, Class B shares, Class C shares, Class Y shares and Class 1 shares.

The classes of Shares of Legg Mason Partners Growth and Income Fund are designated Class A shares, Class B shares, Class C shares, Class O shares, Class P shares, Class Y shares and Class 1 shares

The classes of Shares of SB Government Portfolio are designated Smith Barney Class A shares and Salomon Brothers Class B shares.

Shares of the remaining series have not been divided into classes.

2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.

3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be as determined from time to time by the Trustees of the Trust in accordance with the Declaration, as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended.

4. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class.

5. The designation of each class of Shares of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Fund.

6. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of the Shareholders.

This Amendment shall be effective on April 21, 2006 at 5:00 p.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 20th day of April 2006.

/s/ Elliott J. Berv	/s/ Donald M. Carlton
Elliott J. Berv, as Trustee and not individually	Donald M. Carlton, as Trustee and not individually

/s/ A. Benton Cocanougher	/s/ Mark T. Finn
A. Benton Cocanougher, as Trustee and not individually	Mark T. Finn, as Trustee and not individually

/s/ R. Jay Gerken	/s/ Stephen Randolph Gross
R. Jay Gerken, as Trustee and not individually	Stephen Randolph Gross, as Trustee and not individually

/s/ Diana R. Harrington	/s/ Susan B. Kerley
Diana R. Harrington, as Trustee and not individually	Susan B. Kerley, as Trustee and not individually

/s/ Alan G. Merten	/s/ R. Richardson Pettit
Alan G. Merten, as Trustee and not individually	R. Richardson Pettit, as Trustee and not individually